     As filed with the Securities and Exchange Commission on January 10, 1997

   Registration No. 333-
______________________________________________________________________________
               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT

                                      UNDER

                            THE SECURITIES ACT OF 1933

                                XYVISION, INC.
              (Exact name of issuer as specified in its charter)
Delaware04-2751102
(State or other jurisdiction of(I.R.S. employer
incorporation or organization)identification number)
              101 Edgewater Drive, Wakefield, MA     01880-1291
            (Address of principal executive offices)   (Zip code)

                              1992 STOCK OPTION PLAN
                           (Full title of the plan)
                 Patrick J. Rondeau, Esq., Hale and Dorr LLP
                 60 State Street, Boston, Massachusetts 02109
                   (Name and address of agent for service)
                                (617) 526-6000
        (Telephone number, including area code, of agent for service)
                       CALCULATION OF REGISTRATION FEE

                                                                Proposed
      Title of                                Proposed          Maximum
     Securities          Amount to            Maximum          Aggregate        Amount of
        to be                be            Offering Price       Offering       Registration
 Registered              Registered          Per Share           Price             Fee
Common Stock, $.03
 par value            1,000,000 shares      $0.6875 (1)       $687,500 (1)     $208.33

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low prices of the Common Stock as reported by Nasdaq on January 6, 1997.

                   Statement of Incorporation by Reference

   This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 33-54014, filed by the Registrant on October 30, 1992, relating to the Registrant's 1992 Stock Option Plan.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, Commonwealth of Massachusetts, on this 10th day of January, 1997.
XYVISION, INC.
By: /s/ Kevin Duffy
Kevin Duffy
President

                              POWER OF ATTORNEY

   We, the undersigned officers and directors of Xyvision, Inc. hereby severally constitute and appoint Kevin Duffy, Eugene P. Seneta, Patrick J. Rondeau and Virginia H. Kingsley and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Xyvision, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                    Title                        Date
                              President and Director
                              (Principal Executive
 /s/ Kevin Duffy Kevin Duffy  Director
                              Vice President, Chief
                              Financial Officer, Treasurer
                              and Secretary (Prinicpal
 /s/ Eugene P. Seneta Eugene  Financial and Accounting
 P. Seneta                    Officer
 /s/ Leland S. Kollmorgen
 Leland S. Kollmorgen         Director
 /s/ James L. McKenney James
 L. McKenney                  Director
 /s/ Jeffrey L. Neuman
 Jeffrey L. Neuman            Director                      January 10, 1997
 /s/ James S. Saltzman James
 S. Saltzman                  Director

                                EXHIBIT INDEX

 Exhibit Number
      4.1  (1)     Certificate of Incorporation of the Registrant, as amended.
      4.2  (2)     Amended and Restated By-Laws of the Registrant.
        5.1        Opinion of Hale and Dorr LLP.
        23.1       Consent of Hale and Dorr LLP (included in Exhibit 5.1).
        23.2       Consent of Coopers & Lybrand L.L.P.
        24.1       Power of Attorney (included in the signature pages of this Registration Statement).
_____________

   (1) Incorporated herein by reference to the exhibits to the Company's Annual Reports on Form 10-K for the fiscal years ended March 31, 1988, March 31, 1993 and March 31, 1996.

   (2) Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-6015).